Exhibit 4.2.1

WORLD GOLD TRUST

AMENDED AND RESTATED

AUTHORIZED PARTICIPANT AGREEMENT

This Amended and Restated Authorized Participant Agreement (“Agreement”), dated as of May 28, 2024 is entered into by and between [Name of Authorized Participant] (the “Authorized Participant”), WGC USA Asset Management Company, LLC, as sponsor (the “Sponsor”) of the World Gold Trust (the “Trust”) and each series of the Trust listed on Annex A hereto (each, a “Fund” and together, the “Funds”), and BNY Mellon Asset Servicing, a division of The Bank of New York Mellon (the “Administrator”), as administrator of the Trust and each Fund.

SUMMARY

As provided in the Agreement and Declaration of Trust, as amended and restated (the “Declaration of Trust”), as currently in effect and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of a Fund may be created or redeemed in aggregations of shares (“Shares”) (each such aggregation, a “Creation Unit”). Creation Units of a Fund are offered only pursuant to a registration statement of the Trust on Form S-1, as amended, as declared effective by the Securities and Exchange Commission (the “SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of any Fund of the Trust (collectively, the “Registration Statement”) together with the prospectus of any Fund of the Trust (the “Prospectus”) included therein. Under the Declaration of Trust, each Fund may issue Creation Units to, and redeem Creation Units from, authorized participants, only through the facilities of the Depository Trust Company (“DTC”), or a successor depository, and only in exchange for an amount of gold meeting the standards set forth in Section 5 below (“Gold”). This Agreement and the applicable Procedures for each Fund (as listed on Attachment A) set forth the specific procedures by which the Authorized Participant may create or redeem Creation Units for such Fund.

The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act.

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Prospectus or the applicable Procedures for each Fund as listed on Attachment A. To the extent there is a conflict between any provision of the Prospectus or this Agreement and the provisions of the applicable Procedures for a Fund, the Prospectus shall control. To the extent there is a conflict between any provision of this Agreement and the provisions of the applicable Procedures for a Fund, this Agreement shall control. Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Creation Units or to sell or offer to sell Shares.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1.    Order Placement. To place orders for the Administrator to create or redeem one or more Creation Units, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the applicable procedures for each Fund as listed on Attachment A hereto (the “Procedures”), as each may be amended, modified or supplemented from time to time.

Section 2.    Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

(a)     The Authorized Participant is a participant of DTC (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give immediate notice to the Administrator of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(b)    Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its obligations under this Agreement so requires. In connection with the purchase or redemption of Creation Units and any related offers or sales of Shares, the Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply in all material aspects with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA, if it is a FINRA member, to the extent the foregoing relates to and are applicable to the Authorized Participant’s transactions in and activities with respect to, Shares, and that it will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c)    If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, the Authorized Participant will, in connection with such offers and sales, (i) comply in all material respects with the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the prospectus delivery requirements of the 1933 Act, and the regulations promulgated thereunder applicable to it, and (iii) conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to and is applicable to the Authorized Participant’s transactions in, and activities with respect to, Shares.

(d)    The Authorized Participant has policies, procedures, and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

(e)     The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Administrator and each custodian of a Fund (“Custodian”). The Authorized Participant shall confirm such capability to the satisfaction of the Administrator and the applicable Custodian by the end of the Business Day before placing its first order with the Administrator (whether such order is to create or to redeem Creation Units).

(f)     The Authorized Participant acknowledges and agrees that it shall inform any party for which it is acting (whether such party is a customer or otherwise) that a disclosure document satisfying the requirements under the Commodity Exchange Act is available on each Fund’s website and provide such party with the Fund’s website address.

Section 3.    Orders. (a) All orders to create or redeem Creation Units for a Fund shall be made in accordance with the terms of the Prospectus, this Agreement and the applicable Procedures for the Fund as listed on Attachment A hereto. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the applicable Procedures. The Administrator and Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Creation Units which are not related to the applicable Procedures, and the Authorized Participant will comply with such procedures.

(b)    The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Creation Unit (a “Purchase Order”) and each order to redeem a Creation Unit (a “Redemption Order”, and each Purchase Order and Redemption Order, an “Order”) may not be revoked by the Authorized Participant upon its delivery to the Administrator. A form of Purchase/Redemption Order is attached hereto as Exhibit B.

(c)    The Administrator shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Redemption Order (i) determined by the Administrator not to be in proper form as described herein; (ii) the fulfillment of which would, in the opinion of counsel to the Administrator or the Trust, be unlawful; (iii) if the Administrator determines that acceptance of an Order from an Authorized Participant would expose a Fund to credit risk; or (iv) if circumstances outside the control of the Custodian, the Administrator or the Sponsor make it for all practical purposes not feasible to process creations or redemptions, as applicable, of Creation Units. Neither the Administrator nor the Sponsor shall be liable to any person by reason of the rejection of any Purchase Order or Redemption Order.

(d)    The Administrator may, in its discretion, and will when so directed by the Sponsor, suspend the right of redemption, or postpone the applicable redemption settlement date, (i) for any period during which the Exchange is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Gold or any swap or other instrument held by a Fund is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the Beneficial Owners. Neither the Administrator nor the Sponsor shall be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Section 4.    Gold Transfers with respect to the SPDR® Gold MiniShares® Trust. (a) With respect to the SPDR® Gold MiniShares® Trust, with respect to transfers of Gold contemplated by this Agreement, the Authorized Participant shall establish with a Custodian of the Fund or another Gold clearing bank of the London Precious Metals Clearing Limited (“LPMCL”) a Participant Unallocated Account.

(b)    Any Gold to be transferred in connection with any Order for the SPDR® Gold MiniShares® Trust shall be transferred between the Participant Unallocated Account and the Fund Unallocated Account and between the Fund Unallocated Account and the Fund Allocated Account in accordance with the applicable Procedures. The Authorized Participant shall be responsible for all costs and expenses relating to or connected with any transfer of Gold between its Participant Unallocated Account and the Fund Unallocated Account.

(c)    Each of the Trust, the SPDR® Gold MiniShares® Trust, the Sponsor and the Administrator will have no liability for loss or damages suffered by an Authorized Participant in respect of the Authorized Participant’s Participant Unallocated Account. The liability of the Gold clearing bank with respect to any such loss or damage will be governed by the terms of any Participant Unallocated Bullion Account Agreement entered into by such clearing bank and the Authorized Participant. The Authorized Participant acknowledges that it is an unsecured creditor of such clearing bank with respect to the Gold held in the Authorized Participant’s Participant Unallocated Account and that such Gold is at risk in the event of such clearing bank’s insolvency.

Section 5.    Gold Standards. All Gold to be transferred between the Trust, on behalf of a Fund, and the Authorized Participant in connection with any Order shall meet the applicable standards and specifications for gold bullion set forth in the good delivery rules (the “Good Delivery Rules”) promulgated by the London Bullion Market Association (the “LBMA”) from time to time, which include standards for fineness. As provided in the Authorized Participant’s Participant Unallocated Bullion Account Agreement and in the Trust’s Unallocated Bullion Account Agreement, amounts of Gold standing to the credit of an Authorized Participant’s Participant Unallocated Account or the Fund Unallocated Account, as the case may be, are held on an Unallocated Basis, which, as provided by those agreements, means only that each of the Authorized Participant or the Trust, as the case may be, is entitled to call on the applicable Custodian to deliver in accordance with the Good Delivery Rules an amount of Gold equal to the amount of Gold standing to the credit of the Authorized Participant’s or the Trust’s relevant unallocated bullion account, as the case may be. The Sponsor and the Administrator may, from time to time, pursuant to the Declaration of Trust and as disclosed in the Prospectus, specify other gold bullion to be held by the Trust and which therefore may be transferred between the Trust and an Authorized Participant in connection with any Order, provided that such other gold bullion meets the standard of fineness specified under the Good Delivery Rules. A copy of the Good Delivery Rules may be obtained from the LBMA.

Section 6.    Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Creation Units, the Administrator shall charge, and the Authorized Participant shall pay to the Administrator, a transaction processing fee in the amount of $500 per Order. This amount may be changed from time to time at the sole discretion of the Sponsor and upon written notice to the Authorized Participant, which notice may be provided by disclosure in the Funds’ prospectus. These transaction processing fees are paid directly by the Authorized Participants and not by a Fund or the Trust.

Section 7.    Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Administrator notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Administrator may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Administrator receives a superseding certificate bearing a subsequent date and duly certified as described above or other written notice, including electronic mail, from the Authorized Participant that one or more individuals should be added or removed from the certificate. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice, including, but not limited to, electronic mail, of such fact to the Administrator and such notice shall be effective upon receipt by the Administrator. The Administrator shall thereafter revoke access of such Authorized Person to the electronic entry systems through which Orders are submitted and, from that time, no longer accept Orders submitted by such person on behalf of the Authorized Participant. The Administrator shall issue to each Authorized Person a unique personal identification number (the “PIN Number”) by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Administrator.

Section 8.    Redemption. The Authorized Participant represents and warrants that it will not obtain an Order Number (as described in the Procedures applicable to each Fund) from the Administrator for the purpose of redeeming a Creation Unit unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Creation Units to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Creation Units have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Creation Units to the Administrator the Business Day following the Redemption Order Date.

Section 9.    Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Funds, the Sponsor, the Administrator or the Custodian in any matter or in any respect.

(b)    The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the Sponsor, the Administrator and the Custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c)    With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or other Indirect Participant, or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Declaration of Trust.

(d)    The Authorized Participant will maintain records of all sales of Shares made by or through it and will furnish copies of such records to the Sponsor upon the reasonable request of the Sponsor.

Section 10.    Indemnification.

(a)    The Authorized Participant hereby indemnifies and holds harmless the Custodian, the Trust, each Fund, the Administrator, the Sponsor, their respective direct or indirect affiliates (as defined below) and their respective directors, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including attorney’s fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the applicable Fund’s Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 14(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Sponsor or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice.

(b)    The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Sponsor Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including attorneys’ fees and the reasonable cost of investigation) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision of this Agreement that relates to the Sponsor; (ii) any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in this Agreement; (iii) any failure by the Sponsor to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus. The Sponsor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability which it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice.

(c)    The Sponsor and the Authorized Participant each agrees promptly to notify each other of the commencement of any proceedings or litigation against it, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

(d)    The indemnifying party in each of Section 10(a) and 10(b) above shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action. The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party.

(e)    This Section 10 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be. The term “affiliate” in this Section 10 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(f)    The indemnity and contribution agreements contained in this Section 10 shall remain in full force and effect and shall survive any termination of this Agreement.

Section 11.    (a) Limitation of Liability. In the absence of negligence, bad faith or willful misconduct, none of the Sponsor, the Administrator, nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Creation Unit made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Administrator, the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 12.    Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Declaration of Trust and (ii) the current Prospectus of the Trust and represents that it has reviewed and understands such documents.

Section 13.    Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party with respect to a Fund or the Trust as a whole upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Administrator in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 20(j); or (iv) at such time as the Trust or a Fund is terminated pursuant to the Declaration of Trust.

Section 14.    Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

(a)    The Authorized Participant represents, warrants and covenants that, without the written consent of the Sponsor, (i) it will not, in connection with any sale or solicitation of a sale of Shares, make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations not inconsistent with (A) the then-current Prospectus of the Trust, (B) printed information approved by the Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, and (ii) it will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares or any AP Indemnified Party or the Trust that is not consistent with the Prospectus (but not including any materials prepared and used for the Authorized Participant’s internal use only and not communicated or shared with potential or actual investors, brokerage communications prepared by the Authorized Participant in the normal course of its business or research reports) that have not been approved by the Sponsor.

(b)    Notwithstanding the foregoing or anything to the contrary in this Agreement, the Authorized Participant and its affiliates may without the written approval of the Sponsor or the Trust prepare and circulate in the regular course of their businesses research, reports, and other similar materials that include information, opinions or recommendations relating to the Shares for public dissemination and for internal use by the Authorized Participant, provided that such research, reports and other similar materials: (i) comply with applicable FINRA rules; and (ii) are consistent with the Trust’s prospectus and do not otherwise contain an untrue statement of a material fact or omission to state therein a material fact required to be stated therein or necessary to make the research reports and other similar materials not misleading.

(c)    The Authorized Participant and its affiliates may prepare and circulate in the regular course of their businesses, without having to refer to the Shares or the Trust’s then-current Prospectus, data and information relating to the price of gold or currencies referenced in a Fund’s underlying index.

(d)    The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor, or its designee, may deliver the then-current Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to such address as shall be provided by the Authorized Participant from time to time in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor, or the Sponsor’s designee, and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor or its designee. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available, or cause to be made available, at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(e)    For as long as this Agreement is effective, the Authorized Participant agrees to be identified solely as an authorized participant of the Trust and each Fund, as applicable, (i) in any section of the Prospectus included within the Registration as may be required by the SEC or its Staff and (ii) on the Trust’s website. Upon the termination of this Agreement, (i) during the period prior to when the Sponsor qualifies and in its sole discretion elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and in its sole discretion elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) the Sponsor will promptly update the Trust’s website to remove any identification of the Authorized Participant as an authorized participant of the Trust and the Funds.

Section 15.    Certain Covenants of the Sponsor. The Sponsor, on its own behalf and as sponsor of each Fund, covenants and agrees to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to its customers.

Section 16.    Title To Gold. The Authorized Participant represents and warrants on behalf of itself and any party for which it acts that upon delivery of a Creation Unit Deposit to a Fund’s unallocated account in accordance with the terms of the Declaration of Trust and this Agreement, the applicable Fund will acquire good and unencumbered title to the Gold which is the subject of such Creation Unit Deposit, free and clear of all pledges, security interests, liens, charges, taxes, assessments, encumbrances, equities, claims, options or limitations of any kind or nature, fixed or contingent, and not subject to any adverse claims, including any restriction upon the sale or transfer of all or any part of such Gold which is imposed by any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order.

Section 17.    Third Party Beneficiaries. Each AP Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

Section 18.    Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 19.    Ambiguous Instructions. If a Purchase Order Form or a Redemption Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Administrator will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Administrator, as the case may be, not later than the earlier of: (i) within 15 minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time (as described in the applicable Procedures). If the Administrator is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Administrator will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Administrator not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

Section 20.    Miscellaneous.

(a)    Amendment and Modification. This Agreement , the Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trust, the Administrator and the Sponsor, without consent of the Authorized Participant from time to time by the following procedure. After the proposed amendment, modification or supplement has been agreed to, the Administrator will mail or send via email a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 20(c) below. For the purposes of this Agreement, (i) mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system and (ii) if the email is sent during normal business hours on a Business Day, the email will be deemed received on such Business Day and, if the email is not sent during business hours on a Business Day or not on a Business Day, the email will be deemed received on the net Business Day. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms unless the Authorized Participant objects to the proposed amendment, modification or supplement in writing, which shall include objection by electronic mail.

(b)    Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c)    Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by electronic mail or similar means of same day delivery (transmission confirmation received), with a confirming copy by regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trust or any Fund shall be given or sent to the Administrator. All notices shall be directed to the address or email addresses as follows:

if to the Sponsor, at:

WGC USA Asset Management Company, LLC

685 Third Avenue, Suite 2702

New York, NY 10017, United States of America

legalnotices@gold.org

if to the Administrator, at:

BNY Mellon Asset Servicing, a division of The Bank of New York Mellon

240 Greenwich Street, 8th Floor

New York, NY 10286, United States of America

etfcsm@bnnymellon.com

if to the Authorized Participant, at:

Address:

Telephone:

E-mail:

(d)    Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(e)    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor Sponsor at such time such successor qualifies as a successor Sponsor under the terms of the Declaration of Trust.

(f)    Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of Delaware and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.

(g)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(h)     Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(i)     Entire Agreement. This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

(j)     Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Sponsor determines in its discretion that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, this Agreement shall immediately terminate and the Sponsor will so notify the Authorized Participant immediately.

(k)     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l)      Survival. Sections 10 (Indemnification) and 17 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

(m)   Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Authorized Participant, the Sponsor and the Administrator have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

[Name of Authorized Participant]

By:

Name:

Title:

Name of Authorized Participant’s Participant Unallocated Account:

WGC USA Asset Management Company, LLC

Sponsor of the World Gold Trust

By:

Name:

Title:

BNY Mellon Asset Servicing, a division of

The Bank of New York Mellon

Administrator of the World Gold Trust

By:

Name:

Title:

ANNEX A

LIST OF SERIES TRUST(S) ESTABLISHED

BY THE WORLD GOLD TRUST

	Fund	Relevant Exhibits	Relevant Attachments
1.	SPDR® Gold MiniShares® Trust	Exhibits A & B	Attachment A

EXHIBIT A

WORLD GOLD TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the World Gold Trust Participant Agreement.

Authorized Participant:

Name:	Name:

Title:	Title:

Signature:	Signature:

Name:	Name:

Title:	Title:

Signature:	Signature:

The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the World Gold Trust Participant Agreement by and between [Authorized Participant] and the Sponsor and Administrator of the World Gold Trust, dated [date], and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me	By:

this ____ day of ________, 20___	Name:

Title:

Notary Public	Date:

A-1

EXHIBIT B

THE BANK OF NEW YORK MELLON, ADMINISTRATOR

CREATION/REDEMPTION ORDER FORM
WORLD GOLD TRUST

CONTACT INFORMATION FOR ORDER EXECUTION:

Telephone Order Number: (844) 545-1258

Fax Order Number: 732-667-9478 or 9549

Authorized Participant must complete all items in Part 1. The Administrator, in its discretion, may reject any order not submitted in complete form.

I.	TO BE COMPLETED BY AUTHORIZED PARTICIPANT:

Name of Fund:

Date:	Time:

Broker Name:	Firm Name:

Participant Unallocated Account Name:	DTC Participant Number:

Telephone Number:	Fax Number:

Fund Ticker:

Type of order (Check Creation or Redemption please)

Creation of Shares	Redemption of Shares

# Of Creation Units (CU) Transacted:	Number:

Order #	Number written out:

Please indicate Gold clearing agent:

________ Check if ICBC Standard Bank Plc

________ Check if JPMorgan Chase Bank, N.A.

                                           Other (please specify clearing agent):

B-1

This Order is subject to the terms and conditions of the Declaration of Trust of the World Gold Trust as currently in effect and the Authorized Participant Agreement between the Authorized Participant, the Sponsor and the Administrator named therein. All representations and warranties of the Authorized Participant set forth in such Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Authorized Participant Agreement and that he/she is authorized to deliver this Order to the Administrator on behalf of the Authorized Participant. The Authorized Participant enters into this agreement based on an estimated Creation Unit disseminated the previous business day and recognizes the final Creation Unit ounces of Gold represented will be decreased based on the Fund’s daily accrual. When a final NAV is calculated it will be disseminated to all Authorized Participants, and the Creation Unit and or cash required for the Order entered into on this day will be finalized and this Order Form will serve as a legally binding contract for settlement in one business day.

Date	Authorized Person’s Signature

II.	TO BE COMPLETED BY ADMINISTRATOR:

This certifies that the above order has been:

___________ Accepted by the Administrator

___________ Declined-Reason:

Name of Fund:

Final # of Ounces: ___________	Final # of Shares: ___________

Final Cash Due to BNYM: ___________

Date	Time	Authorized Signature of Administrator

B-2

ATTACHMENT A

SPDR® GOLD MINISHARES® TRUST PROCEDURES
(ICBC STANDARD BANK PLC AS CUSTODIAN)

CREATION AND REDEMPTION OF SPDR® GOLD MINISHARES AND RELATED GOLD TRANSACTIONS

Scope of Procedures and Overview

These procedures (the “Procedures”) describe the processes by which one or more Creation Units of shares (the “Shares”) of the SPDR® Gold MiniShares® Trust (the “Fund”), a series of World Gold Trust (the “Trust”), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a “Participant”). Shares may be created or redeemed only in blocks of 100,000 Shares (each such block, a “Creation Unit”). Because the issuance and redemption of Creation Units also involve the transfer of Gold between the Participant and the Fund, certain processes relating to the underlying Gold transfers also are described.

Under these Procedures, Creation Units may be issued only with respect to Gold transferred to and held in the Fund’s allocated and unallocated Gold accounts maintained in London, England by ICBC Standard Bank Plc, as custodian (the “Custodian”). Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Authorized Participant Agreement (the “Participant Agreement”) entered into by each Participant with The Bank of New York Mellon, as administrator of the Trust and the Fund (the “Administrator”), and WGC USA Asset Management Company, LLC, as the sponsor of the Trust and the Fund (the “Sponsor”).

For purposes of these Procedures, a “Business Day” is defined as any day other than (i) a day on which the principal exchange on which the Shares are traded is closed for regular trading or (ii), if the transaction involves the receipt or delivery of Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Creation Units are issued pursuant to the Prospectus, which will be delivered by the Sponsor to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Participant Agreement. Creation Units may be issued and redeemed on any Business Day by the Custodian in exchange for Gold, which the Custodian receives from Participants or transfers to Participants, after receiving appropriate instructions from the Administrator, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Administrator (the “Transaction Fee”).

ATTACHMENT A-1

Participants and the Fund transfer Gold between each other using the unallocated bullion account system of the London bullion market. Transfers of Gold to and from the Fund are effected pursuant to (i) the Second Amended and Restated Allocated Gold Account Agreement, dated as of October 24, 2023, as amended or restated from time to time, between the Trust and the Custodian (the “Allocated Bullion Account Agreement”) establishing the Fund’s allocated account with the Custodian (the “Fund Allocated Account”) and the First Amended and Restated Unallocated Gold Account Agreement, dated as of October 24, 2023, as amended or restated from time to time, between the Trust and the Custodian (the “Unallocated Bullion Account Agreement”) establishing the Fund’s unallocated account with the Custodian (the “Fund Unallocated Account”; the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement are collectively referred to as the “Custody Agreements”); and (ii) a Participant Unallocated Bullion Account Agreement entered into between the Participant and ICBC Standard Bank Plc or another Gold clearing bank of the LPMCL establishing the Participant’s unallocated account (the “Participant Unallocated Account”).

Gold is transferred between the Fund and Participants through the Fund Unallocated Account. When Gold is to be transferred to the Fund from a Participant (in exchange for the issuance of Creation Units), the Gold is transferred from the Participant Unallocated Account to the Fund Unallocated Account and then transferred from there to the Fund Allocated Account. When Gold is to be transferred to a Participant (in connection with the redemption of Creation Units), the Gold is transferred from the Fund Allocated Account to the Fund Unallocated Account and is transferred from there to the Participant Unallocated Account.

Each Participant is responsible for ensuring that the Gold it intends to transfer to the Fund in exchange for Creation Units is available for transfer to the Fund in the manner and at the times described in these Procedures. In meeting this responsibility, the Participant may make such independent arrangements as it sees fit, including borrowing Gold, to ensure that the relevant amount of Gold is credited in time.

Upon acceptance of the Participant Agreement by the Sponsor and the Administrator, the Administrator will assign a personal identification number (a “PIN number”) to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) for Creation Units.

If there is more than one custodian of the Fund’s Gold with whom the Participant may deposit Gold with in connection with the creation of Creation Units or receive Gold from in connection with the redemption of Creation Units, the Sponsor shall, from time to time, identify to the Participant and the Administrator which custodian or custodians the Participant may or shall deposit Gold with in connection with the creation of Creation Units or receive Gold from in connection with the redemption of Creation Units. Such identification may be carried out by the Sponsor instructing the Administrator from time to time to indicate through the Administrator’s electronic ordering system which custodian or custodians the Participant shall deposit Gold with in connection with the creation of Creation Units or receive Gold from in connection with the redemption of Creation Units.

ATTACHMENT A-2

Capitalized terms used but not defined in these Procedures shall have the meanings assigned to such terms in the Participant Agreement.

Important Notes:

●	Any Order is subject to rejection by the Administrator for the reasons set forth in the Participant Agreement.

●	All Orders are subject to the provisions of the Custody Agreements and the Participant Agreement relating to unclear or ambiguous instructions.

* * * *

ATTACHMENT A-3

CREATION PROCESS

The issuance and delivery of Shares shall take place only in integral numbers of Creation Units in compliance with the following rules:

1.

Participants wishing to acquire one or more Creation Units shall place a Purchase Order with the Administrator no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Purchase Orders received by the Administrator on or after the Order Cutoff Time on a Business Day will not be accepted.

2.	For purposes of Paragraph 1 above, a Purchase Order shall be deemed “received” by the Administrator only when either of the following has occurred no later than 3:59:59 p.m. (New York time):

a.

Telephone/fax Order — An Authorized Person shall have placed a telephone call to the telephone number designated by the Administrator and specified in Exhibit B to the Participant Agreement, or such other number that the Administrator designates in writing to the Participant, and has received an order number from the Administrator for insertion in the Purchase Order (an “Order Number”), or

b.

Web-based Order — An Authorized Person shall have accessed the Administrator’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A and incorporated herein by reference.

in either case informing the Administrator that the Participant wishes to place a Purchase Order for a specified number of Creation Units and, in the case of a telephone order, within 15 minutes following such telephone call, the Administrator shall have received a properly completed, irrevocable Purchase Order in the form set out in Exhibit B to the Participant Agreement executed by an Authorized Person of such Participant, via facsimile at the number specified in such Exhibit B. The Business Day on which a Purchase Order shall be deemed received by the Administrator is hereinafter referred to as the “Order Date.”

3.	The Administrator shall provide a written summary to the Sponsor and the Custodian of all accepted Purchase Orders for such Order Date no later than 5:30 p.m. (New York time).

4.

As soon as reasonably practicable following receipt of a properly completed Purchase Order but not later than 5:30 p.m. (New York time) on the Order Date for such Purchase Order, the Administrator shall send to the Participant, via facsimile or electronic mail message, with a copy to the Custodian, via electronic mail message, a copy of the corresponding Purchase Order endorsed “Accepted” by the Administrator and indicating the amount of Gold that the Participant shall deliver to the Custodian in respect of each Creation Unit (the “Creation Unit Amount”). Prior to the transmission of the Administrator’s acceptance as specified above, a Purchase Order will only represent the Participant’s unilateral offer to deposit Gold in exchange for Creation Units and will have no binding effect upon the Trust, on behalf of the Fund, or any other party. Following the transmission of the Administrator’s acceptance as specified above, a Purchase Order will be a binding agreement among the Trust, on behalf of the Fund, and the Participant for the creation and purchase of Creation Units and the deposit of Gold pursuant to the terms of the Purchase Order and these Procedures. If a Purchase Order is rejected, the Administrator shall send to the Participant, via facsimile or electronic mail message, with a copy to the Custodian, via electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Purchase Order, a copy of the corresponding Purchase Order endorsed “Declined” by the Administrator and indicating the reason. The preceding sentence notwithstanding, Purchase Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Purchase Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Participant may submit a corrected Purchase Order within fifteen (15) minutes of such contact with the Participant, provided that the corrected Purchase Order is received by the Administrator prior to the Order Cutoff Time.

ATTACHMENT A-4

5.

Each Purchase Order shall settle on the Business Day following the Order Date. The Creation Unit Amount corresponding to each Creation Unit must be deposited in the Fund Unallocated Account no later than 10:00 a.m. (London time), or by such later time as the Custodian in its absolute discretion may agree with the Participant, on the Business Day following the Order Date. The Participant shall bear all risk of any loss until the Gold is credited to the Fund Unallocated Account.

6.

The Custodian shall advise the Administrator in writing of the deposits made to the Fund Allocated Account in connection with each Purchase Order. Upon receipt of such advice, the Administrator shall determine whether a deposit of Gold required to be made pursuant to Paragraph 5 above has not been noted as deposited in the Fund Unallocated Account. In such event, the Administrator shall, by the Administrator’s close of business on the Business Day following the Order Date, (i) send to the Custodian, via electronic mail message, a request that the Custodian confirm that the Custodian did not receive the anticipated deposit of Gold, and (ii) send to the Participant whose deposit was not received, via facsimile at the facsimile number specified by the Participant in the Purchase Order, a concurrent copy of such request.

7.

On the Business Day following the Order Date corresponding to a Purchase Order, or on such earlier date and time as the Administrator in its absolute discretion may agree with the Participant, the Administrator shall issue the aggregate number of Shares corresponding to the Creation Units ordered by the Participant and deliver them, by credit to the account at DTC which the Participant shall have identified for such purpose in its Purchase Order, provided that, by 1:00 p.m. (New York time) on the date such issuance and delivery is to take place:

a.

the Custodian shall have reported in writing to the Administrator that the corresponding required amount of Gold has been deposited in the Fund Unallocated Account in compliance with the provisions of Paragraph 5 above;

b.

the Custodian shall have reported in writing to the Administrator that the corresponding required amount of Gold has been allocated to the Fund Allocated Account and the Custodian is holding that Gold for the account of the Fund;

ATTACHMENT A-5

c.	the Administrator shall have received from the Participant the applicable Transaction Fee;

d.

the Participant shall have paid or agreed to pay, or reimbursed or agreed to reimburse, the Custodian, the Administrator or the Fund for the amount of any applicable taxes (including, without limitation, any VAT), governmental charges and fees which are or become due in connection with the delivery of Gold to the Administrator and the issuance and delivery of Shares to the Participant; and

e.

any other conditions to the issuance of Shares under the Fourth Amended and Restated Agreement and Declaration of Trust of the Trust, dated as of April 16, 2018, as amended as of February 6, 2020 and as of December 7, 2023, and as further amended or restated from time to time (the “Declaration of Trust”) shall have been satisfied.

8.

In all other cases, the Administrator shall issue the aggregate number of Shares corresponding to the Creation Units ordered by the Participant and deliver them by credit to the account at DTC which the Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which all of the conditions set forth in clauses (a) – (e) of Paragraph 7 above shall have been met. In the event that, by 10:00 a.m. (New York time) on the Business Day following the Order Date of a Purchase Order, the Fund Unallocated Account shall not have been credited with the required amount of Gold in compliance with the provisions of Paragraph 5 above, the Administrator shall send to the Participant, via facsimile or electronic mail message, and the Custodian, via electronic mail message, notice of such fact and the Participant shall have one (1) Business Day following receipt of such notice to correct such failure. If such failure is not cured within such one (1) Business Day period, the Administrator shall, unless the Sponsor shall otherwise direct, cancel such Purchase Order and will send to the Participant, via facsimile or electronic mail message, and the Custodian, via electronic mail message, notice of such cancellation, and the Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Fund, the Sponsor, the Administrator or the Custodian related to the cancelled Order.

9.

The foregoing provisions notwithstanding, neither the Administrator nor the Custodian shall be liable for any failure or delay in making delivery of Shares in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Fund, the Administrator, the Custodian or sub-custodian and similar extraordinary events beyond the Custodian’s or the Administrator’s reasonable control. In the event of any such delay, the time to complete delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues as determined by the Administrator in its sole discretion.

10.

Except as provided in Paragraphs 4, 6 and 8 and the Participant Agreement, none of the Administrator, the Sponsor or the Custodian is under any duty to give notification of any defects or irregularities in any Purchase Order or the delivery of the Creation Unit Amount, and shall not incur any liability for the failure to give any such notification.

11.	The creation of Shares may be suspended or rejected under the circumstances specified in the Declaration of Trust, these Procedures or the Participant Agreement.

[Redemption Process Follows on Next Page]

ATTACHMENT A-6

REDEMPTION PROCESS

The redemption of Shares shall take place only in integral numbers of Creation Units in compliance with the following rules:

1.

Participants wishing to redeem one or more Creation Units shall place a Redemption Order with the Administrator no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Redemption Orders received by the Administrator on or after the Order Cutoff Time on a Business Day will not be accepted.

2.	For purposes of Paragraph 1 above, a Redemption Order shall be deemed “received” by the Administrator only when either of the following has occurred no later than 3:59:59 p.m. (New York time):

a.

Telephone/fax Order — An Authorized Person shall have placed a telephone call to the telephone number designated by the Administrator and specified in Exhibit B to the Participant Agreement, or such other number that the Administrator designates in writing to the Participant, and has received an order number from the Administrator for insertion in the Redemption Order (an “Order Number”), or

b.

Web-based Order — An Authorized Person shall have accessed the Administrator’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A and incorporated herein by reference.

in either case informing the Administrator that the Participant wishes to place a Redemption Order for a specified number of Creation Units and, in the case of a telephone order, within 15 minutes following such telephone call, the Administrator shall have received a duly completed, irrevocable Redemption Order in the form set out in Exhibit B to the Participant Agreement executed by an Authorized Person of such Participant, via facsimile at the number specified in such Exhibit B. The Business Day on which a Redemption Order shall be deemed received by the Administrator is hereinafter referred to as the “Order Date.”

3.	The Administrator shall provide a written summary to the Sponsor and the Custodian of all accepted Redemption Orders for such Order Date no later than 5:30 p.m. (New York time).

4.

Upon receipt of a properly completed Redemption Order, the Administrator shall send to the Participant, via facsimile or electronic mail message, with a copy to the Custodian, via electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Administrator and indicating the amount of Gold that the Custodian shall deliver to the Participant in respect of each Creation Unit being redeemed (the “Creation Unit Amount”). Prior to the transmission of the Administrator’s acceptance as specified above, a Redemption Order will only represent the Participant’s unilateral offer to deposit Creation Units in exchange for a delivery of Gold and will have no binding effect upon the Trust, on behalf of the Fund, or any other party. Following the transmission of the Administrator’s acceptance as specified above, a Redemption Order will be a binding agreement among the Trust, on behalf of the Fund, and the Participant for the redemption of Creation Units and the delivery of Gold pursuant to the terms of the Redemption Order and these Procedures. If a Redemption Order is rejected, the Administrator shall send to the Participant, via facsimile or electronic mail message, with a copy to the Custodian, via electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Redemption Order, a copy of the corresponding Redemption Order endorsed “Declined” by the Administrator and indicating the reason. The preceding sentence notwithstanding, Redemption Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Participant may submit a corrected Redemption Order within fifteen (15) minutes of such contact with the Participant, provided that the corrected Redemption Order is received by the Administrator prior to the Order Cutoff Time.

ATTACHMENT A-7

5.

The Administrator shall, by 10:00 a.m. (New York Time) on the Business Day following the Order Date of a Redemption Order, confirm in writing to the Custodian whether each of the following has occurred:

a.

the Participant has delivered by 10:00 a.m. on the Business Day following the Order Date to the Administrator’s account at DTC the total number of Shares to be redeemed by such Participant pursuant to such Redemption Order;

b.	the Administrator shall have received from the Participant the applicable Transaction Fee;

c.

the Participant shall have paid or agreed to pay, or reimbursed or agreed to reimburse, the Custodian, the Administrator or Fund for the amount of any applicable taxes (including, without limitation, any VAT), governmental charges and fees which are or become due in connection with the delivery of Shares to the Administrator and the delivery of Gold to the Participant, as well as any expense associated with the delivery of Gold to the Participant other than by a credit to an account of the Participant maintained by the Custodian on an unallocated basis; and

d.	any other conditions to the redemption of Shares under the Declaration of Trust shall have been satisfied.

Provided that the Custodian has received written confirmation from the Administrator that the conditions set forth in clauses (a) - (d) of Paragraph 5 above have been satisfied, the Custodian shall, on such day, deliver Gold in the amounts specified in the communication sent in compliance with Paragraph 4 above to the Participant Unallocated Account indicated in the Participant’s Redemption Order. Having made such delivery, the Custodian shall send written confirmation thereof to the Administrator who shall then cancel the Shares so redeemed. The Participant shall bear all risk of any loss from the time the Gold is transferred from the Fund Unallocated Account to the Participant Unallocated Account.

ATTACHMENT A-8

6.

In all other cases, delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Administrator that the conditions set forth in clauses (a) - (d) of Paragraph 5 above have been satisfied.

7.

The foregoing provisions notwithstanding, neither the Administrator nor the Custodian shall be liable for any failure or delay in making delivery of Gold in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Fund, the Administrator, the Custodian or sub-custodian and similar extraordinary events beyond the Custodian’s or the Administrator’s reasonable control. In the event of any such delay, the time to complete delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues as determined by the Administrator in its sole discretion.

8.

In the event that, by 10:00 a.m. (New York time) on the Business Day following the Order Date of a Redemption Order, the Administrator’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Creation Units to be redeemed pursuant to such Redemption Order, the Administrator shall send to the Participant, via facsimile or electronic mail message, and the Custodian, via electronic mail message, notice of such fact and the Participant shall have one (1) Business Day following receipt of such notice to correct such failure. If such failure is not cured within such one (1) Business Day period, the Administrator (in consultation with the Sponsor) will cancel such Redemption Order and will send via electronic mail message notice of such cancellation to the Participant and the Custodian. The Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Fund, the Sponsor, the Administrator or the Custodian related to the cancelled Redemption Order.

9.	The redemption of Shares may be suspended or rejected under the circumstances specified in the Declaration of Trust, these Procedures or the Participant Agreement.

10.

Except as provided in Paragraphs 4 and 8 and the Participant Agreement, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

* * * *

ATTACHMENT A-9

ANNEX A

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Procedures. In the event of any conflict between the terms of this Annex A and either the Agreement or the Procedures with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex A shall control.

1.         (a) Authorized Participant shall provide to The Bank of New York Mellon, a New York corporation authorized to do banking business (the “Transfer Agent”) a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.         Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

ATTACHMENT A-10

3.         (a)          Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)          Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4.         Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5.         Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

ATTACHMENT A-11

6.         Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex A.

7.         Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8.         Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9.         Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

ATTACHMENT A-12

SPDR® GOLD MINISHARES® TRUST PROCEDURES
(JPMORGAN CHASE BANK, N.A. AS CUSTODIAN)

CREATION AND REDEMPTION OF SPDR® GOLD MINISHARES AND RELATED GOLD TRANSACTIONS

Scope of Procedures and Overview

These procedures (the “Procedures”) describe the processes by which one or more Creation Units of shares (the “Shares”) of the SPDR® Gold MiniShares® Trust (the “Fund”), a series of World Gold Trust (the “Trust”), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a “Participant”). Shares may be created or redeemed only in blocks of 100,000 Shares (each such block, a “Creation Unit”). Because the issuance and redemption of Creation Units also involve the transfer of Gold between the Participant and the Fund, certain processes relating to the underlying Gold transfers also are described.

Under these Procedures, Creation Units may be issued only with respect to Gold transferred to and held in the Fund’s allocated and unallocated Gold accounts maintained in London, England by JPMorgan Chase Bank, N.A, as custodian (the “Custodian”). Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Authorized Participant Agreement (the “Participant Agreement”) entered into by each Participant with The Bank of New York Mellon, as administrator of the Trust and the Fund (the “Administrator”), and WGC USA Asset Management Company, LLC, as the sponsor of the Trust and the Fund (the “Sponsor”).

For purposes of the Participant Agreement (i) all references to “Custodian” used therein in connection with the Fund shall also mean JPMorgan Chase Bank, N.A., in its capacity as a custodian of the Fund’s Gold, where the context permits or requires, and (ii) all references to “Procedures” used therein in connection with the Fund shall also mean these Procedures, where the context permits or requires.

For purposes of these Procedures, a “Business Day” is defined as any day other than (i) a day on which the principal exchange on which the Shares are traded is closed for regular trading or (ii), if the transaction involves the receipt or delivery of Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Creation Units are issued pursuant to the Prospectus, which will be delivered by the Sponsor to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Participant Agreement. Creation Units may be issued and redeemed on any Business Day by the Custodian in exchange for Gold, which the Custodian receives from Participants or transfers to Participants, after receiving appropriate instructions from the Administrator, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Administrator (the “Transaction Fee”).

ATTACHMENT A-13

Participants and the Fund transfer Gold between each other using the unallocated bullion account system of the London bullion market. Transfers of Gold to and from the Fund are effected pursuant to (i) the Allocated Precious Metal Account Agreement, dated as of December 1, 2023 and effective as of December 7, 2023, as amended or restated from time to time, between the Trust and the Custodian (the “Allocated Bullion Account Agreement”) establishing the Fund’s allocated account with the Custodian (the “Fund Allocated Account”) and the Unallocated Precious Metal Account Agreement, dated as of December 1, 2023 and effective as of December 7, 2023,, as amended or restated from time to time, between the Trust and the Custodian (the “Unallocated Bullion Account Agreement”) establishing the Fund’s unallocated account with the Custodian (the “Fund Unallocated Account”; the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement are collectively referred to as the “Custody Agreements”); and (ii) a Participant Unallocated Bullion Account Agreement entered into between the Participant and JPMorgan Chase Bank, N.A. or another Gold clearing bank of the LPMCL establishing the Participant’s unallocated account (the “Participant Unallocated Account”).

Gold is transferred between the Fund and Participants through the Fund Unallocated Account. When Gold is to be transferred to the Fund from a Participant (in exchange for the issuance of Creation Units), the Gold is transferred from the Participant Unallocated Account to the Fund Unallocated Account and then transferred from there to the Fund Allocated Account. When Gold is to be transferred to a Participant (in connection with the redemption of Creation Units), the Gold is transferred from the Fund Allocated Account to the Fund Unallocated Account and is transferred from there to the Participant Unallocated Account.

Each Participant is responsible for ensuring that the Gold it intends to transfer to the Fund in exchange for Creation Units is available for transfer to the Fund in the manner and at the times described in these Procedures. In meeting this responsibility, the Participant may make such independent arrangements as it sees fit, including borrowing Gold, to ensure that the relevant amount of Gold is credited in time.

Upon acceptance of the Participant Agreement by the Sponsor and the Administrator, the Administrator will assign a personal identification number (a “PIN number”) to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) for Creation Units.

If there is more than one custodian of the Fund’s Gold with whom the Participant may deposit Gold with in connection with the creation of Creation Units or receive Gold from in connection with the redemption of Creation Units, the Sponsor shall, from time to time, identify to the Participant and the Administrator which custodian or custodians the Participant may or shall deposit Gold with in connection with the creation of Creation Units or receive Gold from in connection with the redemption of Creation Units. Such identification may be carried out by the Sponsor instructing the Administrator from time to time to indicate through the Administrator’s electronic ordering system which custodian or custodians the Participant shall deposit Gold with in connection with the creation of Creation Units or receive Gold from in connection with the redemption of Creation Units.

ATTACHMENT A-14

Capitalized terms used but not defined in these Procedures shall have the meanings assigned to such terms in the Participant Agreement.

Important Notes:

●	Any Order is subject to rejection by the Administrator for the reasons set forth in the Participant Agreement.

●	All Orders are subject to the provisions of the Custody Agreements and the Participant Agreement relating to unclear or ambiguous instructions.

* * * *

ATTACHMENT A-15

CREATION PROCESS

The issuance and delivery of Shares shall take place only in integral numbers of Creation Units in compliance with the following rules:

1.

Participants wishing to acquire one or more Creation Units shall place a Purchase Order with the Administrator no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Purchase Orders received by the Administrator on or after the Order Cutoff Time on a Business Day will not be accepted.

2.	For purposes of Paragraph 1 above, a Purchase Order shall be deemed “received” by the Administrator only when either of the following has occurred no later than 3:59:59 p.m. (New York time):

a.

Telephone/fax Order — An Authorized Person shall have placed a telephone call to the telephone number designated by the Administrator and specified in Exhibit B to the Participant Agreement, or such other number that the Administrator designates in writing to the Participant, and has received an order number from the Administrator for insertion in the Purchase Order (an “Order Number”), or

b.

Web-based Order — An Authorized Person shall have accessed the Administrator’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A and incorporated herein by reference.

in either case informing the Administrator that the Participant wishes to place a Purchase Order for a specified number of Creation Units and, in the case of a telephone order, within 15 minutes following such telephone call, the Administrator shall have received a properly completed, irrevocable Purchase Order in the form set out in Exhibit B to the Participant Agreement executed by an Authorized Person of such Participant, via facsimile at the number specified in such Exhibit B. The Business Day on which a Purchase Order shall be deemed received by the Administrator is hereinafter referred to as the “Order Date.”

3.

As soon as reasonably practicable following receipt of a properly completed Purchase Order but not later than 5:30 p.m. (New York time) on the Order Date for such Purchase Order, the Administrator shall send to the Participant (with copy to the Custodian), via facsimile or electronic mail message, a copy of the corresponding Purchase Order endorsed “Accepted” by the Administrator and indicating the amount of Gold that the Participant shall deliver to the Custodian in respect of each Creation Unit (the “Creation Unit Amount”). Prior to the transmission of the Administrator’s acceptance as specified above, a Purchase Order will only represent the Participant’s unilateral offer to deposit Gold in exchange for Creation Units and will have no binding effect upon the Trust, on behalf of the Fund, or any other party. Following the transmission of the Administrator’s acceptance as specified above, a Purchase Order will be a binding agreement among the Trust, on behalf of the Fund, and the Participant for the creation and purchase of Creation Units and the deposit of Gold pursuant to the terms of the Purchase Order and these Procedures. If a Purchase Order is rejected, the Administrator shall send to the Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Purchase Order, a copy of the corresponding Purchase Order endorsed “Declined” by the Administrator and indicating the reason. The preceding sentence notwithstanding, Purchase Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Purchase Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Participant may submit a corrected Purchase Order within fifteen (15) minutes after receiving notice of such rejection from the Administrator, provided that the corrected Purchase Order is received by the Administrator prior to the Order Cutoff Time.

ATTACHMENT A-16

4.

The Administrator shall provide a written summary to the Custodian of all Purchase Orders accepted on an Order Date no later than 5:30 p.m. (New York time) on such Order Date. The summary shall be sent by the Administrator to the Custodian by authenticated electronic message (Swift MT699 or MT604, as determined by the Administrator) and shall indicate (i) each separate transfer of Gold to be made by a Participant to the Fund Unallocated Account in connection with each Purchase Order accepted on such Order Date and (ii) the total ounces of Gold which will require allocation to the Fund Allocated Account on the Business Day following the Order Date. If the Administrator rejects a Purchase Order pursuant to a Participant Agreement after the foregoing message is given to the Custodian, the Administrator will notify the Custodian of such rejection, identifying the Participant whose Purchase Order was rejected and the number of ounces of Gold contained in the rejected Purchase Order.

5.

Each Purchase Order shall settle on the Business Day following the Order Date. The Creation Unit Amount corresponding to each Creation Unit must be deposited in the Fund Unallocated Account no later than 10:00 a.m. (London time) on the Business Day following the Order Date. The Participant shall bear all risk of any loss until the Gold is credited to the Fund Unallocated Account.

6.

By 2:00 p.m. (London time) on the Business Day following the Order Date, the Custodian will notify the Administrator by email of the status of the Gold deposits and allocation process for Purchase Orders scheduled to settle on the Business Day following the Order Date, including (i) the amount of Gold transferred to the Fund Unallocated Account from each Participant’s Participant Unallocated Account, separately stated, (ii) the amount of Gold that has been allocated to the Fund Allocated Account from the Fund Unallocated Account and (iii) the amount of Gold, if any, remaining in the Fund Unallocated Account. In the event there is any need for clarification of the status of the Gold deposits or the allocation process, the Administrator will telephone the Custodian to obtain such clarification. This notice does not reflect the official transfer record of the Custodian, which is completed as of the conclusion of the Custodian’s Business Day.

ATTACHMENT A-17

7.

On the Business Day following the Order Date corresponding to a Purchase Order, or on such earlier date and time as the Administrator in its absolute discretion may agree with the Participant, the Administrator shall issue the aggregate number of Shares corresponding to the Creation Units ordered by the Participant and deliver them, by credit to the account at DTC which the Participant shall have identified for such purpose in its Purchase Order, provided that, by 1:00 p.m. (New York time) on the date such issuance and delivery is to take place:

a.

the Custodian shall have reported in writing to the Administrator that the corresponding required amount of Gold has been deposited in the Fund Unallocated Account in compliance with the provisions of Paragraph 5 above;

b.

the Custodian shall have reported in writing to the Administrator that the corresponding required amount of Gold has been allocated to the Fund Allocated Account and the Custodian is holding that Gold for the account of the Fund;

c.	the Administrator shall have received from the Participant the applicable Transaction Fee;

d.

the Participant shall have paid or agreed to pay, or reimbursed or agreed to reimburse, the Custodian, the Administrator or the Fund for the amount of any applicable taxes (including, without limitation, any VAT), governmental charges and fees which are or become due in connection with the delivery of Gold to the Administrator and the issuance and delivery of Shares to the Participant; and

e.

any other conditions to the issuance of Shares under the Fourth Amended and Restated Agreement and Declaration of Trust of the Trust, dated as of April 16, 2018, as amended as of February 6, 2020 and as of December 7, 2023, and as further amended or restated from time to time (the “Declaration of Trust”) shall have been satisfied.

8.

In all other cases, the Administrator shall issue the aggregate number of Shares corresponding to the Creation Units ordered by the Participant and deliver them by credit to the account at DTC which the Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which all of the conditions set forth in clauses (a) – (e) of Paragraph 7 above shall have been met. In the event that, by 10:00 a.m. (New York time) on the Business Day following the Order Date of a Purchase Order, the Fund Unallocated Account shall not have been credited with the required amount of Gold in compliance with the provisions of Paragraph 5 above, the Administrator shall send to the Participant whose deposit of Gold was not fully received and the Custodian via fax or electronic mail message notice of such fact and the Participant shall have one (1) Business Day following receipt of such notice to correct such failure. If such failure is not cured within such one (1) Business Day period, the Administrator shall, unless the Sponsor shall otherwise direct, cancel such Purchase Order and will send via fax or electronic mail message notice of such cancellation to the Participant and the Custodian, and the Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Fund, the Sponsor, the Administrator or the Custodian related to the cancelled Order.

9.

The foregoing provisions notwithstanding, neither the Administrator nor the Custodian shall be liable for any failure or delay in making delivery of Shares in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Fund, the Administrator, the Custodian or sub-custodian and similar extraordinary events beyond the Custodian’s or the Administrator’s reasonable control. In the event of any such delay, the time to complete delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues as determined by the Administrator in its sole discretion.

10.

Except as provided in Paragraphs 3 and 8 and the Participant Agreement, none of the Administrator, the Sponsor or the Custodian is under any duty to give notification of any defects or irregularities in any Purchase Order or the delivery of the Creation Unit Amount, and shall not incur any liability for the failure to give any such notification.

11.	The creation of Shares may be suspended or rejected under the circumstances specified in the Declaration of Trust, these Procedures or the Participant Agreement.

[Redemption Process Follows on Next Page]

ATTACHMENT A-18

REDEMPTION PROCESS

The redemption of Shares shall take place only in integral numbers of Creation Units in compliance with the following rules:

1.

Participants wishing to redeem one or more Creation Units shall place a Redemption Order with the Administrator no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Redemption Orders received by the Administrator on or after the Order Cutoff Time on a Business Day will not be accepted.

2.	For purposes of Paragraph 1 above, a Redemption Order shall be deemed “received” by the Administrator only when either of the following has occurred no later than 3:59:59 p.m. (New York time):

a.

Telephone/fax Order — An Authorized Person shall have placed a telephone call to the telephone number designated by the Administrator and specified in Exhibit B to the Participant Agreement, or such other number that the Administrator designates in writing to the Participant, and has received an order number from the Administrator for insertion in the Redemption Order (an “Order Number”), or

b.

Web-based Order — An Authorized Person shall have accessed the Administrator’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A and incorporated herein by reference.

in either case informing the Administrator that the Participant wishes to place a Redemption Order for a specified number of Creation Units and, in the case of a telephone order, within 15 minutes following such telephone call, the Administrator shall have received a duly completed, irrevocable Redemption Order in the form set out in Exhibit B to the Participant Agreement executed by an Authorized Person of such Participant, via facsimile at the number specified in such Exhibit B. The Business Day on which a Redemption Order shall be deemed received by the Administrator is hereinafter referred to as the “Order Date.”

3.

Upon receipt of a properly completed Redemption Order, the Administrator shall send to the Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Administrator and indicating the amount of Gold that the Custodian shall deliver to the Participant in respect of each Creation Unit being redeemed (the “Creation Unit Amount”). Prior to the transmission of the Administrator’s acceptance as specified above, a Redemption Order will only represent the Participant’s unilateral offer to deposit Creation Units in exchange for a delivery of Gold and will have no binding effect upon the Trust, on behalf of the Fund, or any other party. Following the transmission of the Administrator’s acceptance as specified above, a Redemption Order will be a binding agreement among the Trust, on behalf of the Fund, and the Participant for the redemption of Creation Units and the delivery of Gold pursuant to the terms of the Redemption Order and these Procedures. If a Redemption Order is rejected, the Administrator shall send to the Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Redemption Order, a copy of the corresponding Redemption Order endorsed “Declined” by the Administrator and indicating the reason. The preceding sentence notwithstanding, Redemption Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Participant may submit a corrected Redemption Order within fifteen (15) minutes after receiving notice of such rejection from the Administrator, provided that the corrected Redemption Order is received by the Administrator prior to the Order Cutoff Time.

ATTACHMENT A-19

4.

The Administrator shall provide a written summary to the Custodian of all Redemption Orders accepted on an Order Date no later than 5:30 p.m. (New York time) on such Order Date. The summary shall be sent by the Administrator to the Custodian by authenticated electronic message (Swift MT699 or MT604, as determined by the Administrator) and shall (i) contain instructions to transfer on the Business Day following the Order Date from the Fund Allocated Account to the Fund Unallocated Account the total ounces of Gold required to settle the Redemption Orders received on such Order Date and (ii) identify each separate transfer of Gold to be made from the Fund Unallocated Account to the identified Participant Unallocated Account in connection with each Redemption Order accepted on such Order Date. If the Administrator rejects a Redemption Order pursuant to a Participant Agreement after the foregoing message is sent, the Administrator will notify the Custodian of such rejection, identifying the Participant whose Redemption Order was rejected and the number of ounces of Gold contained in the rejected Redemption Order.

5.

The Administrator shall, by 10:00 a.m. (New York Time) on the Business Day following the Order Date of a Redemption Order, confirm in writing to the Custodian whether each of the following has occurred:

a.

the Participant has delivered by 10:00 a.m. on the Business Day following the Order Date to the Administrator’s account at DTC the total number of Shares to be redeemed by such Participant pursuant to such Redemption Order;

b.	the Administrator shall have received from the Participant the applicable Transaction Fee;

c.

the Participant shall have paid or agreed to pay, or reimbursed or agreed to reimburse, the Custodian, the Administrator or Fund for the amount of any applicable taxes (including, without limitation, any VAT), governmental charges and fees which are or become due in connection with the delivery of Shares to the Administrator and the delivery of Gold to the Participant, as well as any expense associated with the delivery of Gold to the Participant other than by a credit to an account of the Participant maintained by the Custodian on an unallocated basis; and

d.	any other conditions to the redemption of Shares under the Declaration of Trust shall have been satisfied.

ATTACHMENT A-20

If the conditions set forth in clauses (a) – (d) of Paragraph 5 have been satisfied by 10:00 a.m. (New York time) on the Business Day following the Order Date, the Administrator shall send an authenticated electronic message (Swift MT699 or MT604, as determined by the Administrator) to the Custodian directing the Custodian to transfer Gold in the relevant amounts from the Trust Unallocated Account to the Participant Unallocated Accounts specified in the communication sent by the Administrator to the Custodian in Paragraph 3. Having made such delivery, the Custodian shall send written confirmation thereof to the Administrator who shall then cancel the Shares so redeemed. The Participant shall bear all risk of any loss from the time the Gold is transferred from the Fund Unallocated Account to the Participant Unallocated Account.

6.

In all other cases, delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Administrator that the conditions set forth in clauses (a) - (d) of Paragraph 5 above have been satisfied.

7.

The foregoing provisions notwithstanding, neither the Administrator nor the Custodian shall be liable for any failure or delay in making delivery of Gold in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Fund, the Administrator, the Custodian or sub-custodian and similar extraordinary events beyond the Custodian’s or the Administrator’s reasonable control. In the event of any such delay, the time to complete delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues as determined by the Administrator in its sole discretion.

8.

In the event that, by 10:00 a.m. (New York time) on the Business Day following the Order Date of a Redemption Order, the Administrator’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Creation Units to be redeemed pursuant to such Redemption Order, the Administrator shall send to the Participant and the Custodian via fax or electronic mail message notice of such fact and the Participant shall have one (1) Business Day following receipt of such notice to correct such failure. If such failure is not cured within such one (1) Business Day period, the Administrator (in consultation with the Sponsor) will cancel such Redemption Order and will send via electronic mail message notice of such cancellation to the Participant and the Custodian. The Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Fund, the Sponsor, the Administrator or the Custodian related to the cancelled Redemption Order.

9.	The redemption of Shares may be suspended or rejected under the circumstances specified in the Declaration of Trust, these Procedures or the Participant Agreement.

10.

Except as provided in Paragraphs 3 and 8 and the Participant Agreement, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

* * * *

ATTACHMENT A-21

ANNEX A

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Procedures. In the event of any conflict between the terms of this Annex A and either the Agreement or the Procedures with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex A shall control.

1.         (a) Authorized Participant shall provide to The Bank of New York Mellon, a New York corporation authorized to do banking business (the “Transfer Agent”) a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.         Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

ATTACHMENT A-22

3.         (a)          Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)          Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4.         Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5.         Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

ATTACHMENT A-23

6.         Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex A.

7.         Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8.         Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9.         Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

ATTACHMENT A-24